THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF THE ACT.


                                   "B" WARRANT


No.  1

                        Certificate for 200,000 Warrants

                                PAXAR CORPORATION
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

                   THIS CERTIFIES that: ODYSSEY PARTNERS, L.P.

or registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one fully paid and nonassessable share of Common Stock, par value $.10 per share (the "Common Stock"), of Paxar Corporation, a New York corporation (the "Company"), at the initial exercise price of $21.875, at any time before the Expiration Date (as defined herein), in accordance with and subject to a Warrant Agreement, dated March 3, 1997, between the Company and Odyssey Partners, L.P. (the "Warrant Agreement").

                  No Warrant may be exercised after 5:00 P.M., New York City time, on the expiration date (the "Expiration Date") set forth in the Warrant Agreement. All warrants evidenced hereby shall thereafter become void.

                  Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability (subject to the limitations on transfer contained in the Warrant Agreement), the Registered Holder shall be entitled to transfer this Warrant Certificate, in whole or in part, upon surrender of this Warrant Certificate at the office of the Company maintained for that purpose with the form of assignment set forth hereon duly executed. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants shall be issued in accordance with instructions in the form of assignment.

                  Upon certain events provided for in the Warrant Agreement, the Exercise Price, the number of shares of Common Stock issuable or the other consideration payable upon the exercise of each Warrant is required to be adjusted.

                  This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

                  Prior to exercise thereof, this Warrant Certificate shall not entitle the Registered Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive cash dividends and other distributions, or to attend or receive any notice of meetings of shareholders or any other proceedings of the Company.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly


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executed under its facsimile Corporate Seal.


Date: March 3, 1997

                                            By: /s/Jack Plaxe
                                                ------------------------------
                                                Name: Jack Plaxe
                                                Title: Chief Financial Officer

Seal                                            Attest: /s/ Eric Honick


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                         [FORM OF ELECTION TO PURCHASE]

                  The undersigned hereby irrevocably elects to exercise __________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock or other securities issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

________________________________________________________________________________
                                     (Name)


________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)


________________________________________________________________________________
                (SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)

DELIVER TO:

________________________________________________________________________________
                                     (Name)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

                  If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned request that a new Warrant certificate representing the number of full Warrants not exercised be issued and delivered as set forth above.



Dated: _______________



(Insert Social Security or other identifying number(s) of holder(s)

________________________________________________________________________________
(Signature of registered holder)

________________________________________________________________________________
(signature of registered holder, if co-owned)



NOTE: Signature must conform in all respects to name of holder as specified on the face of the Warrant certificate.


                                    [FORM OF
                                   ASSIGNMENT]


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of warrants set forth below:




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Name of Assignee                     Address                     No. of Warrants

________________________________________________________________________________

________________________________________________________________________________

and does hereby irrevocably constitute and appoint _______________ to make such transfer on the books of Paxar Corporation maintained for that purpose, with full power of substitution in the premises.

Dated:   ____________, 19__


________________________________
(Insert Social Security or other identifying number(s) of holder(s)

________________________________________________________________________________
(Signature of Assignee)

________________________________________________________________________________
(Signature of Assignee if co-owned)

NOTE:    Signature must conform in all respects to name of Signature(s)
         Guaranteed: holder as specified on the face of the Warrant Certificate.


Signature(s) Guaranteed:_____________________________


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